Exhibit 99.1

VSE Corporation Acquires Turbine Weld Industries
Acquisition Expands VSE Aviation’s Repair Capabilities Across Key Engine Platforms

MIRAMAR, FL., May 1, 2025 – VSE Corporation (“VSE” or the “Company”) (NASDAQ: VSEC), a leading provider of aviation aftermarket distribution and repair services, today announced it has acquired Turbine Weld Industries, LLC (“Turbine Weld”), a specialized Maintenance, Repair, and Overhaul (“MRO”) service provider focused on complex engine components for business and general aviation (“BG&A”) platforms.

Founded in 1986, Turbine Weld is a premier provider of high-value engine component repairs, specializing in hot section components for Pratt & Whitney Canada engines—including the PW100, PT6, and JT15D series with approximately 25,000 engines in service. Operating from its MRO center of excellence in Venice, Florida with a team of approximately 60, Turbine Weld has repaired more than 80,000 components and is recognized for its exceptional service and technical excellence.

STRATEGIC RATIONALE

•Expanded Technical and Proprietary Capabilities: Turbine Weld enhances VSE’s position in the B&GA engine aftermarket by delivering specialized MRO services across high-demand platforms. Through collaboration with OEMs, Turbine Weld has developed numerous proprietary repair specifications and serves as the sole-source provider for many flight-critical repairs on two of the most widely used engine platforms in the B&GA market.
•OEM Alignment: The acquisition strengthens VSE’s collaboration with OEM partners by broadening technical service capabilities and expanding the repair portfolio.
•Growth and Investment: VSE plans to invest in Turbine Weld’s operational capacity to address increasing demand and accelerate growth opportunities.

EXECUTIVE SUMMARY

“This acquisition marks another important step in the strategic expansion of our aviation services business,” said John Cuomo, President and CEO of VSE Corporation. “Turbine Weld brings industry-leading expertise in complex engine component repair, further positioning VSE as a comprehensive solutions provider to our OEM and aftermarket partners. We are thrilled to welcome the Turbine Weld team and look forward to growing together.”

“Turbine Weld’s proven track record, technical depth, and dedication to quality make them an outstanding addition to VSE Aviation,” said Ben Thomas, Chief Operating Officer of VSE Corporation. “Expansion of Turbine Weld’s highly technical repair capabilities is critical to supporting the tens of thousands of PT6 and PW100 operators in the global fleet. This partnership allows us to significantly increase Turbine Weld’s capacity, broaden our capabilities, and deliver even greater value to our customers.”

“We’re excited to join forces with VSE Aviation,” said Dave Bush, President of Turbine Weld Industries. “Their reputation, customer focus, strong culture, and commitment to technical excellence make this a natural fit for our employees and strengthens our overall service level to our customers.”

TERMS

VSE acquired Turbine Weld for approximately $50 million in cash, subject to working capital adjustments. The cash purchase price was funded using the Company’s existing credit facility.

ADVISOR

Jones Day served as legal counsel to VSE Corporation.

ABOUT VSE CORPORATION

VSE is a leading provider of Aviation distribution and repair services for the commercial and business and general aviation (BG&A) aftermarkets. Headquartered in Miramar, Florida, VSE is focused on significantly enhancing the productivity and longevity of its customers' high-value, business-critical assets. VSE’s aftermarket parts distribution and maintenance, repair, and overhaul (MRO) services support engine component and engine and airframe accessory part distribution and repair services for commercial and BG&A operators. For more detailed information, please visit VSE's website at www.vsecorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results to vary materially from those indicated or anticipated by such statements. Many factors could cause actual results and performance to be materially different from any future results or performance, including, among others, the risk factors described in our reports filed or expected to be filed with the SEC. Any forward-looking statement or statement of belief speaks only as of the date of this press release. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR RELATIONS CONTACT:
Michael Perlman
Vice President of Investor Relations and Treasury
Phone: (954) 547-0480
Email: investors@vsecorp.com